Indemnification Agreement
This Indemnification Agreement is entered into, effective as of the _____day of September 2004 between Raymond James Financial, Inc., a Florida corporation (the “Company”) and ________________________(“Indemnitee”).

Recitals

A.     It is essential to the Company that it attracts and retains capable persons as directors, including directors who are also officers.

B.    Both the Company and Indemnitee recognize that given the uncertainties of the business, corporate governance and legal climate, directors and officers of publicly held corporations face greater risks of personal liability in the current business climate arising from their service as directors or officers of such corporations.

C.    Indemnitee is a director of the Company, member of various committees of the Board of Directors of the Company, and presently serves as and as such is performing a valuable service to or on behalf of the Company.

D.	In recognition of Indemnitee’s need for protection against personal liability, and in order to enhance Indemnitee’s continued and effective service to or for the Company, in whatever capacity he may serve from time to time, whether:

(1) at the request of the Company, as a member of the Board of Directors, a member or officer of any committee of the Board of Directors, an officer, fiduciary, employee, agent or advisor of the Company, as a director, officer, fiduciary, employee, agent or advisor of another corporation, partnership, joint venture, or other enterprise that is an Affiliate of the Company or any employee benefit plan or trust sponsored by the Company or any such Affiliate; or

(2) at the written request of the Company, as a member of the board of directors, a member of any committee of the board of directors, an officer, fiduciary employee, agent or advisor of any corporation, partnership, joint venture or other enterprise that is not an Affiliate of the Company;

the Company wishes to provide in this Agreement, in addition to indemnification for which Indemnitee is entitled under the Company’s articles or incorporation or bylaws, for the indemnification of and the advancement of expenses to Indemnitee, and other rights, to the fullest extent permitted by applicable law.

Operative Terms

In consideration of the above recitals and of Indemnitee’s continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions:

“Affiliate”: (a) any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced individual or entity, or (b) any individual who, directly or indirectly, controls the referenced entity. For purposes of this definition, the terms “control”, "controlled by" and “under common control with” mean the power, directly or indirectly, to: (i) vote 10% or more of the securities (including, without limitation, convertible securities) having ordinary voting power; or (ii) direct or cause the direction of the management or policies of an entity whether by contract or otherwise.

Applicable Expenses: any expense, including, without limitation, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including, without limitation, accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses reasonably paid or incurred in connection with investigating, defending, being a witness in, or participating in (including, without limitation, on appeal), or preparing for any of the foregoing in, any Proceeding relating to an Indemnifiable Event, and any such expenses reasonably paid or incurred in establishing a right to indemnification under Sections 2, 4 or 5 of this Agreement.

Board: the Board of Directors of the Company.

Change in Control: shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than any one or more of the Excluded Persons, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) during any period of 25 consecutive calendar months, beginning on the date of this Agreement, those individuals (the “Continuing Directors”), who (A) were directors of the Company on the first day of any such period or (B) subsequently became directors of the Company and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the Board, cease to constitute a majority of the Board; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or (v) a liquidator, trustee or other similar person is appointed for all, or substantially all, of the assets of the Company.

Company: Raymond James Financial, Inc. and any of its successors or permitted assigns under this Agreement.

Disinterested Director: a director of the Company who is not an employee of the Company or any of its Affiliates and who, in the event that a Proceeding has been initiated, is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Excluded Persons: shall consist of Thomas A. James, the wife, children and grandchildren of Thomas A. James, the Robert A. and Helen James’ Children Annuity Trust, any estate planning trust established by Thomas A. James as the grantor, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company

Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement that is: (i) related to the fact that Indemnitee is or was serving (A) at the request of the Company, as a member of the Board of Directors, a member or officer of any committee of the Board of Directors, an officer, fiduciary, employee, agent or advisor of the Company, as a director, officer, fiduciary, employee, agent or advisor of another corporation, partnership, joint venture, or other enterprise that is an Affiliate of the Company or any employee benefit plan or trust sponsored by the Company or any such Affiliate; or (B) at the written request of the Company, as a member of the board of directors, a member of any committee of the board of directors, an officer, fiduciary employee, agent or advisor of any corporation, partnership, joint venture or other enterprise that is not an Affiliate of the Company, or (ii) related to any act or omission, or alleged act or omission, by Indemnitee in any capacity described in clause (i) of this definition, whether or not any basis of the Proceeding is the acts or omissions or alleged acts or omissions of Indemnitee, and whether or not such acts or omissions were, or are alleged to have been, committed in any official capacity described in clause (i) of this definition); provided, however, that an Indemnifiable Event shall not mean any claim against Indemnitee for an accounting of profits made for the purchase or sale by Indemnitee of securities of the Corporation in violation of the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law.

Indemnitee: shall be as defined in the opening paragraph of this Agreement.

Independent Counsel: a law firm, or a member of a law firm, that is experienced in matters of corporation and securities law and neither at the time of designation is, nor in the three years immediately preceding such designation was, retained to represent: (i) the Company or Indemnitee in any matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights to indemnification under this Agreement, regardless of when Indemnitee’s act or failure to act occurred or is alleged to have occurred.

Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, administrative or legislative hearing, inquiry or investigation including, without limitation, any appeal, whether conducted by or on behalf of the Company or by or on behalf of any other party, whether civil, criminal, administrative, investigative, or other, and whether or not commenced prior to, on or after the date of this Agreement, that relates to an Indemnifiable Event.

Reviewing Party: the person or body making the determination, under Section 3(a) or 3(b), as to Indemnitee’s entitlement to indemnification.

Voting Securities: any securities of the Company that vote generally in the election of directors.

2.    Agreement to Indemnify.

(a)    General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee against any and all Applicable Expenses, liabilities, losses, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, to the fullest extent permitted by applicable law to be indemnified by agreement, as such applicable law exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute in the absence of an agreement.

(b)    Expense Advances. If so requested by Indemnitee, the Company shall advance to Indemnitee any and all Applicable Expenses incurred by Indemnitee (an “Expense Advance”) within thirty (30) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such Expense Advance (together with reasonable supporting documentation in the possession of Indemnitee or available to Indemnitee with respect to the Applicable Expenses incurred), whether prior to or after final disposition of any Proceeding. Any Expense Advance shall be made without regard to Indemnitee’s ability to repay the amount of the Expense Advance and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee hereby agrees to repay the Expense Advance if and to the extent that it is ultimately determined by a final judicial determination (as to which all rights of appeal therefrom have been exhausted or have lapsed) that Indemnitee is not entitled to indemnification by the Company under this Agreement. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled, under applicable law, to be indemnified under this Agreement, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee is not entitled, under applicable law, to be indemnified under this Agreement shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or have lapsed) is made that Indemnitee is not entitled, under applicable law, to be indemnified under this Agreement. Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.

(c)    Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter in such Proceeding, Indemnitee shall be indemnified with respect to all Applicable Expenses incurred in connection therewith.

(d)    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to be indemnified by the Company for some or a portion of Applicable Expenses, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled to be indemnified.

(e)    Limitations on Indemnification. Notwithstanding the preceding portions of this Section 2, no indemnification or Expense Advance shall be made under this Agreement to or on behalf of Indemnitee to the extent that such indemnification or Expense Advance is prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee.

3.    Reviewing Party.

(a)    Prior to any Change in Control, the determination, if such a determination is required under applicable law, as to whether Indemnitee is entitled to indemnification under this Agreement, shall be made by: (i) the Board acting by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; (ii) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; or (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by the Independent Counsel.

(b)    After a Change in Control, the determination, if such a determination is required under applicable law, as to whether Indemnitee is entitled to indemnification under this Agreement, shall be made by Independent Counsel unless Indemnitee shall request that the determination be made by the Board or the board of directors of the surviving corporation (in the event that the Company is not the surviving corporation as a result of such Change in Control).

(c)    The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including, without limitation, attorneys’ fees and expenses), claims, liabilities, losses, and damages arising out of or relating to this Agreement or the engagement of the Independent Counsel pursuant hereto.

4.    Indemnification Process and Appeal.

(a)    Indemnification Payment. Indemnitee shall be entitled to indemnification of Applicable Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement within thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification (which written demand shall include reasonable supporting documentation in the possession of Indemnitee or available to Indemnitee with respect to Indemnitee’s demand for indemnification), unless the Reviewing Party has provided to the Company and Indemnitee, within such thirty (30) calendar days, a written determination that Indemnitee’s entitlement to indemnification under this Agreement is required to be determined under applicable law, and that the Reviewing Party has determined that Indemnitee is not entitled, under applicable law, to indemnification under this Agreement.

(b)    Suit to Enforce Rights. If (i) Indemnitee has not received payment of Applicable Expenses within thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification in accordance with Section 4(a), and no written determination, as described in Section 4(a) has been provided by the Reviewing Party to the Company and Indemnitee, within such thirty (30) calendar days, (ii) a written adverse determination, as described in Section 4(a), has been provided by the Reviewing Party to the Company and Indemnitee within such thirty (30) calendar days, or (iii) Indemnitee has not received an Expense Advance within thirty (30) calendar days after making such a request in accordance with Section 2(b), then Indemnitee shall have the right to enforce its indemnification rights or rights to an Expense Advance under this Agreement by commencing litigation seeking a determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee on or before the first anniversary of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. In the event that a court issues an order or judgment in favor of Indemnitee in such proceeding, the Company shall have the right to stay the execution of such order or judgment pending an appeal if the Company files a timely appeal of such order or judgment and complies with all requirements including, without limitation, the posting of any required bond, to stay such execution.

(c)    Presumptions; Burden of Proof; and Evidentiary Matters.

(i)    To the maximum extent permitted by applicable law, in making a determination with respect to entitlement to indemnification or an Expense Advance under this Agreement, the Reviewing Party shall presume that Indemnitee is entitled to indemnification or an Expense Advance under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, or a request for an Expense Advance under Section 2(b), and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii)    In connection with any action brought pursuant to Section 4(b) as to whether Indemnitee is entitled to be indemnified or to an Expense Advance under this Agreement, the burden of proving that Indemnitee is not entitled to indemnification or an Expense Advance under this Agreement shall be on the Company.

(iii)    Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action by Indemnitee that indemnification under this Agreement is permitted under applicable law, nor an actual determination by the Reviewing Party that indemnification under this Agreement is not permitted under applicable law, shall be admissible as evidence in any such action; provided, however, that if either party alleges, in any litigation, the bad faith of the other party, then either party may seek to admit such determination into evidence in such litigation for the sole purpose of seeking to prove bad faith or the absence of bad faith.

(iv)    For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.    Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Applicable Expenses and, if requested by Indemnitee, shall advance such Applicable Expenses to Indemnitee on such terms and conditions as the Board reasonably determines appropriate, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a)    enforcement of this Agreement;

(b)    Expense Advances, or indemnification of Applicable Expenses, by the Company under this Agreement or any other agreement, under applicable law, or under the Company’s articles of incorporation or bylaws, now or hereafter in effect relating to indemnification of Indemnitee; or

(c)    recovery under any directors’ and officers’ liability insurance policies maintained by the Company.

6.    Notification and Defense of Proceeding.

(a)    Notice. Indemnitee will notify the Company of the commencement of any Proceeding within ten (10) days after Indemnitee has actually received notice of such commencement; provided, however, that the failure so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except to the extent that the Company may have been prejudiced as a result of such failure.

(b)    Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Applicable Expenses (except for reasonable costs and expenses of Indemnitee in cooperating in the defense of such proceeding) subsequently incurred by Indemnitee in connection with the defense of such Proceeding, except as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Applicable Expenses related thereto (other than those described in the parenthetical of the immediately preceding sentence) incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) the counsel selected by the Company (or any insurer) to handle such defense has determined that there may be a conflict of interest related to the defense of the Proceeding between Indemnitee and the Company or between Indemnitee and other individuals who are being represented by such counsel with respect to such Proceeding; (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) within thirty (30) calendar days after Indemnitee has given notice to the Company of such Proceeding, the Company (or any insurer) shall not have employed counsel reasonably satisfactory to Indemnitee to assume the defense of such Proceeding or shall not thereafter continue to provide a defense in such Proceeding; and in each of such cases, all Applicable Expenses with respect to the Proceeding shall be borne by the Company. The Company and Indemnitee shall cooperate reasonably with each other with respect to the defense of the Proceeding, including, without limitation, making documents, witnesses and other reasonable information related to the defense available to the Company or Indemnitee, as the case may be, pursuant to joint-defense agreements or confidentiality agreements, as appropriate (and subject to the advice of counsel based on attorney-client privilege or differing interests of the Company and Indemnitee or Indemnitee and other indemnitees).

(c)    Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid by Indemnitee in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid by Indemnitee in settlement if the Reviewing Party has approved the settlement. The Company shall not settle any Proceeding in any manner without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed provided that, as a result of such settlement, Indemnitee shall suffer no (i) financial obligation, or (ii) limitation on Indemnitee’s exercise of his business or professional activities unless Indemnitee has consented in writing to such limitation.

7.    Non-Exclusivity. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under applicable law, the Company’s articles of incorporation, bylaws, other written agreement between the Company and Indemnitee, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s articles of incorporation, bylaws, this Agreement or any other written agreement between the Company and Indemnitee, it is the intent of the parties that Indemnitee enjoy the greater benefits so afforded by such change.

8.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

9.    Claims Against Indemnitee. No legal action shall be brought and no claim shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives unless notice of such claim is given to Indemnitee within a reasonable time (not to exceed three months) after any senior manager of the Company or an Affiliate becomes aware of such claim, but in no event shall suit on such claim be commenced by the Company or any Affiliate more than one year after notice of such claim has been given to Indemnitee unless a longer period is required by federal or state law with respect to such claim. Nothing in this Section is intended as an agreement to lengthen or extend any statute of limitation or statute of repose.

10.    Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding on the parties unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy under this Agreement shall constitute a waiver of any such right or remedy.

11.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

12.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including, without limitation, any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in any capacity described in Recital D above.

13.    Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction (as to which all rights of appeal therefrom have been exhausted or have lapsed) to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

14.    Governing Law; and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.    Any litigation arising out of or relating to this Agreement may be brought solely in the courts of the State of Florida, in Hillsborough County or Pinellas County, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, Tampa Division, and each of the parties waives any objection it may have to venue or to convenience of forum as to such courts.

15.    Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, by reputable overnight or courier service, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed:

if to the Company at:
Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attn: Legal Department
-or-
if to Indemnitee at:
_______________________
_______________________
Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been given and received on the date of delivery or on the third business day after mailing.

The parties have duly executed and delivered this Agreement as of the day specified above.

Company:	Raymond James Financial, Inc., a Florida corporation By:________________________________________ Printed Name:_________________________________ Title:________________________________________
Indemnitee:	_____________________________________________ Printed Name: ________________________________